As filed with the Securities and Exchange Commission on October 22, 2009

Registration No.     -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGP INGREDIENTS, INC.

(Exact name of registrant as specified in its charter)

Kansas	48-0531200
(State of Incorporation)	(I.R.S. Employer Identification No.)

Cray Business Plaza

100 Commercial Street

PO Box 130

Atchison, Kansas 66002

(913) 367-1480

(Address of principal executive offices)(Zip code)

MGP INGREDIENTS, INC.

STOCK INCENTIVE PLAN OF 2004

(Full title of plan)

Carl W. Struby

Lathrop & Gage LLP

2345 Grand Boulevard

Suite 2800

Kansas City, Missouri 64108

(Name, address and telephone number of registrant’s agent for service)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount To Be Registered(1)	Proposed Maximum Offering Price(2) Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Commmon Stock no par value	1,700,000	$4.50	$7,650,000	$426.87

(1)  In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Pursuant to Rule 457(c) and (h) under the Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock of the Company as reported by NASDAQ on October 16, 2009.

Registration of Additional Securities — Explanatory Note

On October 20, 2004, MGP Ingredients, Inc., (the “Company”) filed a registration statement on Form S-8, Registration Statement File No. 333-119860 (the “Prior Registration Statement”), to register 980,000 shares of the Company’s no par value common stock for issuance under the Company’s Stock Incentive Plan of 2004 (the “Stock Incentive Plan”).  This Registration Statement is being filed to register an additional 1,700,000 shares of the Company’s no par value common stock for issuance under the Stock Incentive Plan.  The contents of the Prior Registration Statement are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part of this registration statement:

1.               The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Commission on September 11, 2009;

2.               All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 2009;

3.               The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-17196) filed September 23, 1988, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1                                 Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 0-17196)).

4.2                                 Bylaws of the Company (Incorporated by Reference to Exhibit 3.2 of the Company’s Annual Report on Firm 10-K for the Fiscal Year ended June 30, 2008 (file number 0-17196)).

*4.3                          Stock Incentive Plan of 2004, as amended.

*5                                   Opinion of Counsel  as to legality of the obligations registered hereby.

*23.1                    Consent of BKD, LLP

*23.2                    Consent of KPMG, LLP

*23.3                    Consent of Counsel (included in the opinion filed as Exhibit 5 to this registration statement)

*24                             Powers of Attorney (included in the signature page of this registration statement)

* Filed herewith

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SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy W. Newkirk and David Harbert and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all reports of the Registrant on this Form S-8 and to sign any and all amendments to such reports and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atchison, Kansas, on the 22nd day of October 2009.

MGP INGREDIENTS, INC.

By:	/s/ Timothy W. Newkirk
Name: Timothy W. Newkirk
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 22, 2009.

Name	Title	Date

/s/ Timothy W. Newkirk	President and Chief Executive Officer	October 22, 2009
Timothy W. Newkirk

/s/ David Harbert	Interim Chief Financial Officer	October 22, 2009
David Harbert	(Principal Financial and Accounting Officer)

/s/Michael Braude	Director	October 22, 2009
Michael Braude

Director
John E. Byom

/s/Cloud L. Cray, Jr.	Director	October 22, 2009
Cloud L. Cray, Jr.

/s/Gary Gradinger	Director	October 22, 2009
Gary Gradinger

/s/Linda E. Miller	Director	October 22, 2009
Linda E. Miller

/s/Daryl R. Schaller	Director	October 22, 2009
Daryl R. Schaller

/s/ Karen Seaberg	Director	October 22, 2009
Karen Seaberg

/s/John R. Speirs	Director and Chairman of the Board	October 22, 2009
John R. Speirs

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